Item 30. Exhibit (g) ii. a. 8.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(the “Reinsurer”)

Effective January 1, 2021 (the “Amendment Effective Date”), the Ceding Company’s retention is [____] for the Agreements listed in Exhibit 1 hereto [____].

The “Retention Reference in each Agreement” shall be [____] by the percentage in the column labeled “Ceding Company’s Additional Retention effective January 1, 2021” listed in Exhibit 1. There is no change to the Reinsurer’s share.

The cession amounts [____]. Per the Amendment effective June 1, 2016 (for applicable Agreements as shown in Exhibit 1), the Ceding Company [____]. The Ceding Company [____].

Confidential (C3)	Page 1 of 3

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/1/2021
Chad Madore
Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/1/2021
Chad Madore
Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/1/2021
Chad Madore
Head of Reinsurance Development

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	11/27/2021
Jinnah Cox
2nd VP & Marketing Actuary

Confidential (C3)	Page 2 of 3

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	11/22/2021
Glenn Beuschel
AVP, Treaty

[page break]

Exhibit 1 - Agreements

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Coverage	TAI Codes	Ceding Company’s Additional Retention effective January 1, 2021	Ceding Company’s Prior Retention	Munich Amendment Re: Prior Retention	Policy Issue Dates	Retention Reference in Agreement
[_____]
		5/1/2001	VUL II,
[_____]

* Agreement includes the June 1, 2016 Amendment regarding [____]

Confidential (C3)	Page 3 of 3